Exhibit 10.31

CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

2006 Contract SunPower/Conergy

Amendment to Supply Agreement between

SunPower Corporation

430 Indio Way

Sunnyvale, CA 94085

USA

hereinafter	called “SunPower”

and

Conergy AG

Anckelmannsplatz 1

20537 Hamburg

Germany

hereinafter	called “Conergy”

(SunPower and Conergy are hereinafter collectively referred to as the “Parties” and individually as a “Party”).

Effective as of the date of the last signature to this Amendment Agreement (the “Effective Date”), the Parties agree to expand the existing terms of their relationship as set forth in that certain Supply Agreement dated and signed by the Parties on April 17, 2004 (“Supply Agreement”), as follows:

1.	On the terms and conditions set forth herein, Conergy shall purchase and SunPower shall deliver in the calendar year 2006 solar module types as set forth in Appendix A with a total nominal output of *** Megawatts (MWp) peak (the “2006 Volume”).

2.	The 2006 Volume shall be shipped FCA SunPower’s factory in China between January 1, 2006 and November 30, 2006. Shipments will be made according to the following distribution schedule, which shall be based on calendar quarters.

	Q1	Q2	Q3	Q4
Planned 2006 volume (MWp)	***	***	***	***

3.	Conergy and its affiliates shall have the exclusive right to market and sell all SunPower products within the European Union, with the exception of the following products which Conergy shall have no exclusive right to market and sell:

i.	30-32 cell modules with white back-sheet and rated output less than or equal to 100 Wp for off-grid markets.

ii.	A-300 solar cells sold to Building Integrated PV (BIPV) applications which are defined as following a) glass-glass modules, b) custom roof integrated photovoltaic (PV) laminates, or c) custom large area PV laminates designed for curtain wall installations only.

iii.	Opto-electronics, consumer products or solar concentrator products.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

Supply Agreement 2006 / SunPower and Conergy	3/22/2006

iv.	Cells or modules for use in tracking systems, and

v.	Standard modules sold into multi-family new-home projects in the Netherlands, pending project-specific discussions with Conergy.

4.	The basis of any delivery by SunPower shall be a written purchase-order of Conergy sent to SunPower by fax. Conergy shall comply with the forecasting procedures set forth in the Supply Agreement. SunPower shall confirm the purchase order by a written fixed order acknowledgement, including volumes and module-types to be delivered and estimated delivery dates, sent by fax (+49 6897 8106 129) to Conergy within 5 working days after the receipt of the purchase order.

5.	The price for modules supplied under this contract shall be *** for the first *** of modules delivered to Germany under this Agreement and *** for the remaining volume of module shipments made in Q1 2006. Prices for Q2, Q3 and Q4 of calendar year 2006 will be negotiated 45 days prior to the start of the subsequent quarter.

6.	All prices and deliveries under this Agreement will be made FCA SunPower’s China factory as set forth in Section 2 above with a minimum individual shipment volume of one sea-container (40 feet) containing 420 solar modules.

7.	Conergy shall pay all invoices no later than *** days from the date of shipment from SunPower factory located in China. If full payment for an invoice is received by SunPower’s bank within *** after the date of shipment, a cash rebate of *** of the invoice total may be taken and deducted from outstanding payments due to SunPower by Conergy. In the event that Conergy takes the *** discount described above, Conergy shall communicate and document each such discount by including with their discounted payment a credit notice for the applicable discount.

8.	Conergy and SunPower agree to meet on or near September 30, 2006 to negotiate module volumes and prices for calendar 2007.

9.	The Parties agree that the penalties stipulated in sections 14 and 15 of the April 2004 Supply Agreement shall no longer apply.

10.	This Agreement shall commence on the Effective Date and expire on December 31, 2006, unless extended by mutual agreement of the Parties.

11.	In the event that the Parties cannot agree to a mutually acceptable price during any of the quarterly price renegotiation meetings stipulated in Section 5, then SunPower is entitled to cancel the exclusivity of this contract by means of written notification to Conergy. In the event that SunPower decides to cancel the exclusivity described in Section 3 above, the Parties agree that there shall be two distinct phases of such cancellation. In the first phase, SunPower may cancel Conergy’s exclusive right to sell SunPower products in EU countries other than Germany. The Parties will then negotiate in good faith a modified 2006 volume and/or price that Conergy must meet to preserve their exclusive sales rights within Germany. In the event that the Parties cannot agree on a modified 2006 volume or price for the German market, SunPower may cancel Conergy’s exclusive sales right within Germany. In either event, Conergy’s agreement to purchase product per Section 2 and SunPower’s agreement to supply product as per Section 2 shall remain in force until the later of (i) the end of the subsequent quarter and (ii) 135 days after the quarterly pricing meeting (the “Extension period”). The selling price during the Extension period shall be the last

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

Supply Agreement 2006 / SunPower and Conergy	3/22/2006

selling price paid by Conergy and in force at the time of the last pricing meeting. Following the Extension period, Conergy will not be obligated to purchase any further products, SunPower will not be obligated to supply any further products and this Amendment Agreement shall automatically terminate.

12.	The Parties agree to meet on or around June 30, 2006 to discuss the possibility of supply of an additional *** by SunPower to Conergy during the second half of calendar year 2006.

13.	The Parties agree to meet on or around March 31, 2006 to discuss a multi-year strategic partnership.

14.	The Parties shall continue to rely on the Supply Agreement for all provisions not specifically addressed in this Amendment Agreement.

15.	The Parties agree to abide by the Non-Disclosure Agreement in effective as of the date of this Amendment Agreement. Notwithstanding the content of such non-disclosure agreement, the Parties further agree that neither shall disclose to any third party any confidential information which shall include, but not be limited to, the terms, conditions, existence or reasons for termination, if applicable, of this Amendment Agreement, except as required by a party to comply with applicable securities law. In the event either party is compelled by law (other than for compliance with securities law) to disclose confidential information of the other party or the existence of this Amendment Agreement, such disclosing party shall provide such party with prior notice of such intended disclosure with ample to time to allow such party the opportunity to seek a protective order for such information.

16.	Entire Agreement: This Amendment Agreement, together with the Supply Agreement, subsequent Amendments dated and that certain Non-Disclosure Agreement between the Parties, dated , and their respective exhibits and schedules, set forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions and agreements between them. No Party shall be bound by any representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of both Parties. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party

Hamburg, 22nd December 2005

Conergy AG	SunPower Corporation

Edmund Stassen
Board Member

Andreas Balzer
Director Corporate Purchasing

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

Supply Agreement 2006 / SunPower and Conergy	3/22/2006

APPENDIX A: Module data sheets and specifications

Products to be included:

•	STM-200-FW

•	STM-210-FW

•	STM-220-FW

•	STM-200-FB

•	STM-210-FB